Exhibit 99.1

TPI Composites Announces Further Corporate Governance Enhancements

Adopts Majority Voting Standard for Uncontested Elections

Commits to Seeking Stockholder Approval to Remove Supermajority Requirements in Governing Documents

Highlights Focus on Corporate Governance Best Practices and Responsiveness to Stockholders

SCOTTSDALE, Ariz., May 19, 2022 (GLOBE NEWSWIRE) -- TPI Composites, Inc. (Nasdaq: TPIC) (“TPI” or the “Company”) today announced that its Board of Directors (the “Board”) has approved certain additional changes to the Company’s corporate governance policies and practices.

The Board has approved an amendment to the Company’s bylaws to implement a majority voting standard for uncontested director elections, effective January 1, 2023. In addition, the Board has committed to putting to a stockholder vote at the 2023 Annual Meeting of Stockholders a proposal to eliminate the supermajority vote requirement to adopt, amend or repeal certain provisions of the Company’s charter and bylaws. These newly announced changes are in addition to the Board already seeking stockholder approval to declassify the Board at the upcoming annual meeting.

“These governance changes – in addition to the proposal currently before stockholders to declassify our Board – clearly highlight our Board’s ongoing commitment to governance best practices,” said Steven C. Lockard, Chairman of the Board. “We have appreciated the opportunity to hear from our stockholders on these topics and are making these changes to improve accountability and transparency. Continuing to evolve towards a best-in-class governance profile goes hand-in-hand with our focus on creating long-term stockholder value, and we will continue to regularly assess our governance framework going forward to determine if additional changes are appropriate.”

The Company’s new majority voting standard will be effective January 1, 2023 and will apply to all future elections, but will not impact the results of the 2022 Annual Meeting, for which voting has already commenced. When effective, the new majority voting standard will require each director nominee to submit, in advance of such nomination, an irrevocable resignation, subject to acceptance by the Board, that would become effective if such nominee does not receive more votes properly cast in favor of his or her election or re-election than votes properly cast against such election or re-election. Previously, under a plurality voting standard, the candidates receiving the most affirmative votes were elected, regardless of whether those votes constituted a majority. Plurality voting will continue to apply in contested elections in which the number of director candidates exceeds the number of available positions.

Additional Information and Where to Find It

TPI has filed a definitive proxy statement and proxy card with the SEC in connection with its solicitation of proxies for its 2022 Annual Meeting of Stockholders. TPI’s stockholders are encouraged to read the definitive proxy statement (and any amendments and supplements thereto), the accompanying proxy card and other documents filed with the SEC in their entirety because they contain important information. TPI’s stockholders may obtain a copy of the definitive proxy statement (and any amendments and supplements thereto), the accompanying proxy card and other relevant documents filed by TPI with the SEC without charge from the SEC’s website at www.sec.gov. TPI’s stockholders may also obtain a copy of these documents without charge by visiting the investor relations section of the TPI website at https://www.tpicomposites.com/.

About TPI Composites, Inc.

TPI Composites, Inc. is the only independent manufacturer of composite wind blades for the wind energy market with a global manufacturing footprint. TPI delivers high-quality, cost-effective composite solutions through long-term relationships with leading OEMs in the wind and transportation markets. TPI is headquartered in Scottsdale, Arizona and operates factories in the U.S., China, Mexico, Turkey and India. TPI operates additional engineering development centers in Denmark and Germany and global service training centers in the U.S. and Spain.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning when the revised voting standards will become effective. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in “Risk Factors,” in our Annual Report on Form 10-K and other reports that we will file with the SEC.

Investor Relations
480-315-8742
Investors@TPIComposites.com